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                                                                    EXHIBIT 4.10

                             CERTIFICATE OF TRUST OF
                 NATIONWIDE FINANCIAL SERVICES CAPITAL TRUST IV

          THIS CERTIFICATE OF TRUST of Nationwide Financial Services Capital Trust IV (the "Trust"), dated as of December 17, 2002, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. (S) 3801, et seq.).

          (i) Name. The name of the statutory trust being formed hereby is Nationwide Financial Services Capital Trust IV.

          (ii) Delaware Trustee. The name and business address of the Trustee of the Trust with a principal place of business in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001, Attn: Corporate Trust Administration.

          (iii) Counterparts. This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

          (iv) Effective Date. This Certificate of Trust shall be effective as of its filing.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                        WILMINGTON TRUST COMPANY,
                                        as Trustee


                                        By:  /s/ Mary Kay Pupillo
                                             -----------------------------------
                                             Name:  Mary Kay Pupillo
                                             Title: Senior Financial Services
                                                    Officer


                                         /s/ Mark R. Thresher
                                        ----------------------------------------
                                        Mark R. Thresher,
                                          as Trustee